UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 28, 2010

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000

Irvine, California 92612-1023

(Address of Principal Executive Offices, including Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2010, Epicor Software Corporation (the “Company”) held its annual meeting of stockholders. At this meeting 58,820,007 shares of common stock of the Company (“Common Stock”) were present in person or by proxy.

At the meeting, L. George Klaus, Michael Kelly, Robert H. Smith, Michael L. Hackworth, John M. Dillon, Richard H. Pickup and W. Douglas Hajjar were elected as directors of the Company. With respect to the election of directors, shares of Common Stock were voted as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
L. George Klaus	52,116,390	1,079,857	5,623,760
Michael Kelly	52,437,987	758,260	5,623,760
Robert H. Smith	51,049,371	2,146,876	5,623,760
Michael L. Hackworth	51,270,340	1,925,907	5,623,760
John M. Dillon	52,438,087	758,160	5,623,760
Richard H. Pickup	52,582,382	613,865	5,623,760
W. Douglas Hajjar	52,506,193	690,054	5,623,760

With respect to the proposal to ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year ended December 31, 2010, 58,754,797 shares of Common Stock voted in favor of this proposal, 31,357 shares of Common Stock voted against, and 33,853 shares of Common Stock abstained from voting. There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: June 1, 2010	By:	/s/ John D. Ireland
John D. Ireland Senior Vice President and General Counsel